                                                                    EXHIBIT 1.2


                               NOVOSTE CORPORATION
                     SELLING STOCKHOLDER'S POWER OF ATTORNEY
                              AND CUSTODY AGREEMENT


Novoste Corporation
4350-C International Boulevard
Norcross, GA 30093

Novoste Corporation
4350-C International Boulevard
Norcross, GA 30093

Ladies and Gentlemen:

         The undersigned understands that Novoste Corporation (the "Company") will file a Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale by the undersigned, the Company and certain other stockholders of the Company (such holders, including the undersigned, hereinafter referred to as the "Selling Stockholders") of shares of Common Stock of the Company ("Common Stock") to certain underwriters (the "Underwriters") represented by Piper Jaffray, Inc., Cowen & Company and Montgomery Securities (the "Representatives"), who propose to offer such Common Stock to the public (the "Offering"). The Company, Selling Stockholders and the Underwriters propose to enter into a Purchase Agreement in connection with the Offering, substantially in the form to be filed as an exhibit to the Registration Statement (the "Purchase Agreement").

         The shares of Common Stock the undersigned desires to sell (the "Underwritten Shares") are set forth in Schedule I hereto ("Schedule I") and either are: (i) - issued and outstanding shares of Common Stock held of record by, and in the name of the undersigned; (ii) - shares of Common Stock issuable upon exercise of outstanding options or warrants; or (iii) - a combination thereof.


         Concurrently with the execution and delivery of this Power of Attorney and Custody Agreement, the undersigned is delivering to Novoste Corporation, as custodian (the "Custodian") fully endorsed certificates and/or original stock option and/or warrant agreement(s) with notice(s) of exercise for at least the number of Underwritten Shares specified in Schedule I (except where such certificates, and/or agreements and notice(s) previously have been delivered), pursuant to the terms hereof.
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                                       -2-


         I. APPOINTMENT AND POWERS OF ATTORNEYS-IN-FACT.

         1. In connection with the foregoing, the undersigned hereby makes, constitutes and appoints ________________ and ________________, and each of them or their successors or substitutes, the true and lawful attorneys-in-fact of the undersigned (such persons, or either of them or their successors, hereinafter referred to individually as an "Attorney-in-Fact" and collectively as the "Attorneys-in-Fact") with respect to all matters arising in connection with the sale of Securities by the Selling Stockholders to the Underwriters, including, but not limited to, the full power and authority, in the name and on behalf of the undersigned to take any and all of the following actions:

                  a. To sell, assign, transfer and deliver to the Underwriters up to the number of Underwritten Shares set forth on Schedule I and represented by certificate(s) (in negotiable and deliverable form with signatures guaranteed by a bank or trust company or by a member firm of the New York, Boston, Midwest, Pacific, Philadelphia or American Stock Exchange or accompanied by a duly executed stock power or powers, in blank, bearing the signature of the Selling Stockholder so guaranteed) and/or original stock option and/or warrant agreements and notices of exercise deposited with the Custodian at such purchase price per share to be paid by the Underwriters that the Attorneys-in-Fact in the sole discretion of either of them shall determine and agree to with the Underwriters pursuant to the Purchase Agreement, which purchase price shall be the same purchase price per share to be paid by the Underwriters to the other Selling Stockholders and to the Company;

                  b. For the purpose of effecting such sale, (i) to execute and deliver a Purchase Agreement (which agreement will contain, among other things, provision for representations, warranties and covenants by the Selling Stockholders) by and among the Company, the Selling Stockholders and the Underwriters, substantially in the form attached hereto as Exhibit A, with such additions thereto and changes therein as the Attorneys-in-Fact in the sole discretion of either of them shall determine not to be materially adverse to the Selling Stockholder and approve (the "Purchase Agreement"), such approval to be conclusively evidenced by the execution and delivery thereof by any of the Attorneys-in-Fact and (ii) to carry out and comply with all of the terms and conditions of the Purchase Agreement, including the making of all representations and agreements provided for in the Purchase Agreement to be made by and to exercise all authority vested in the Selling Stockholder;

                  c. To endorse, transfer and deliver and/or authorize the delivery of certificates for the Underwritten Shares to or on the order of the Underwriters or to their nominee or nominees pursuant to the Purchase Agreement, and to give such orders and instructions to the Custodian as the Attorneys-in-Fact may in the sole discretion of either of them determine with respect to: (i) the transfer on the books of the Company of the Underwritten Shares to be sold by the undersigned in order to effect such sale (including the names and denominations in which new certificates for such shares are to be issued); (ii) the delivery to or for the account of the Underwriters of the certificates for such Underwritten Shares against receipt by the Custodian of the purchase price to be paid therefore; (iii) the remittance to the undersigned of the proceeds, less any discounts, commissions, fees and expenses, all as hereinafter described, from any sale of Underwritten Shares by the undersigned to the Underwriters; (iv) the return to the undersigned of certificates representing the number of shares, if any, of Common Stock received by the Custodian but not sold by the undersigned
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                                       -3-


         to the Underwriters; (v) the return to the undersigned of original stock option and/or warrant agreements and exercise notices with respect to shares not sold by the undersigned to the Underwriters; (vi) the receipt of any cash payable in lieu of any fractional shares; and
         (vii) such other matters as shall be necessary or desirable to effect the intent and purpose of the foregoing;

                  d. To retain Epstein, Becker & Green, P.C. as legal counsel in connection with any and all matters referred to herein (it being understood and agreed that Epstein, Becker & Green, P.C. also is acting as counsel to the Company);

                  e. To instruct the Custodian as to the number of Underwritten Shares to be sold by each Selling Stockholder (it being understood and agreed to by the undersigned that the Custodian shall be entitled to rely on the instructions from the Attorneys-in-Fact as to the purchase price per share and the number of Underwritten Shares to be sold by each Selling Stockholder; provided, that, the purchase price per share shall be the same price paid by the Underwriters to the other Selling Stockholders and the Company);

                  f. To make, execute, acknowledge and deliver all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including without limitation, a request that the Registration Statement be made effective, amendments to the Purchase Agreement, actions to facilitate the qualification of the Underwritten Shares under the blue sky or securities laws of the jurisdictions in which the Underwriters propose to offer the Underwritten Shares, and generally to do all things and to take all actions that the Attorneys-in-Fact in the sole discretion of either of them may consider necessary or proper in connection with or to carry out the sale of the Underwritten Shares to the Underwriters, as fully as could the undersigned if personally present and acting;

                  g. To approve on behalf of the undersigned any amendments to the Registration Statement or the Prospectus (as hereinafter defined) and, if applicable, to advise the Securities and Exchange Commission (the "Commission") on behalf of the undersigned that such person is aware: (i) that the Commission's staff has made summary, cursory or no review of the Registration Statement, as applicable; and (ii) that such review or lack thereof may not be relied upon in any degree to indicate that the Registration Statement is true, complete or accurate;

                  h. To make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state blue sky or securities laws; and

                  i. If necessary, to endorse (in blank or otherwise) the certificate or certificates representing the Underwritten Shares to be sold by the undersigned, or a stock power or powers attached to such certificate or certificates.

         2. This Power of Attorney and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Company, the Underwriters and the other Selling Stockholders who may become parties to the Purchase Agreement, and, for the purposes of
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                                       -4-


completing the transactions contemplated by the Purchase Agreement and this Power of Attorney, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of them) or by the occurrence of any other event or events (including, without limiting the foregoing, the death or incapacity of any executor or trustee or the termination of any trust or estate for which the undersigned is acting as a fiduciary or fiduciaries or, in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation), and if after the execution hereof the undersigned (or either or any of them) shall die or become incapacitated, or if any such trust or estate is terminated, or if any such partnership, limited liability company or corporation dissolved, or if any other such event or events occur before the completion of the transactions contemplated by the Purchase Agreement and this Power of Attorney, the Attorneys-in-Fact nevertheless shall be authorized and directed to complete all such transactions as if such death, incapacity or other event or events had not occurred and regardless of notice thereof.

         Notwithstanding the foregoing, if the Purchase Agreement shall not be entered into prior to November 30, 1997 or otherwise terminated pursuant to the provisions thereof, then from and after such date the undersigned shall have the power to revoke all authority hereby conferred by giving written notice to the Attorneys-in-Fact and the Custodian that this Power of Attorney has been terminated. Any such termination shall be subject to all lawful action done or performed by the Attorneys-in-Fact pursuant to this Power of Attorney prior to actual receipt of such notice.

         3. Each of the Attorneys-in-Fact shall have full power to make and substitute any Attorney-in-Fact in his place and stead, and the undersigned hereby ratifies and confirms all that the Attorneys-in-Fact or substitute or substitutes shall do by virtue of these presents. All actions hereunder may be taken by any one of the persons named herein as Attorneys-in-Fact or his substitute. In the event of the death or incapacity of any Attorneys-in-Fact, the remaining Attorneys-in-Fact may appoint a substitute therefor. The term "Attorneys-in-Fact" as used herein shall include their respective substitutes.

         II. CUSTODY AGREEMENT

         1. The Selling Stockholder hereby transmits to the Custodian a certificate or certificates (the "Certificates") representing Common Stock, and/or original stock option and/or warrant agreements for the purchase of Common Stock and notices of exercise therefor of the Company, together with (i) stock powers from the owners of each of the Certificates with signatures guaranteed by a bank or trust company or by a member firm of the New York, Boston, Midwest, Pacific, Philadelphia or American Stock Exchange, representing not less than the number of shares of Common Stock set forth on Schedule I hereto, and (ii) additional documentation required to effectuate or confirm compliance with any of the provisions hereof or of the Purchase Agreement. The Certificates (x) are to be held by you as Custodian for the account of the Selling Stockholders, and (y) are to be disposed of by you in accordance with this Custody Agreement.

         2. The Custodian is hereby authorized and directed to hold the Certificates in its custody and (i) on or immediately prior to the date on which the Underwritten Shares are purchased pursuant to the Purchase Agreement (the "Closing Date"), to cause the number of Underwritten Shares to be transferred on the books of the Company into such names as the Attorneys-in-Fact shall have instructed the Custodian prior to the Closing Date, and to cause to be issued, against surrender of the Certificates representing such shares, new certificates for such shares registered in such names and in such denominations as Attorneys-in-Fact shall have instructed the Custodian prior to the Closing Date, and upon the instructions of either Attorney-in-Fact, to deliver such new certificates to the Representative for the accounts of the several Underwriters pursuant to the Purchase Agreement, against payment for such shares in such amount as either Attorney-in-Fact shall certify to the Custodian, and to give receipt for such payment and to deposit the same to the Custodian's account as Custodian, and (ii) when instructed by either Attorney-in-Fact to do so, the Custodian is to remit to each of the Selling Stockholders the amount received by it as payment for such shares, less any discounts and commissions, applicable fees and expenses (the "Net Proceeds") which discounts and commissions, fees and expenses the Custodian is hereby authorized to pay for the account of the Selling Stockholders.

         3. As instructed by either Attorney-in-Fact promptly after the Closing Date, the Custodian shall return to each of the Selling Stockholders the Net Proceeds and certificates and/or stock option and/or warrant agreements and notices of exercise representing the number of Underwritten Shares of such Selling Stockholder's Common Stock (if any) held by the Custodian that are in excess of the number of Underwritten Shares sold by such Selling Stockholder pursuant to the Purchase Agreement.

         4. If the Purchase Agreement shall not be entered into on behalf of the Selling Stockholders prior to November 30, 1997 or shall be terminated pursuant to the provisions thereof, then, unless the Custodian shall receive instructions to the contrary from the Attorney-in-Fact, on or after that date the Custodian is to return to the undersigned the Certificates deposited with the Custodian, together with the stock powers delivered therewith.

         5. The authority granted to and conferred on the Custodian hereunder is subject to and in consideration of the interest of the Company, the Underwriters and the other Selling Stockholders who may become parties to the Purchase Agreement. Accordingly, the authority granted hereunder and thereunder is an agency coupled with an interest and is irrevocable and not subject to termination by operation of law, whether by death or incapacity, by the dissolution or liquidation of any corporation, limited liability company or partnership, or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which one or more of the Selling Stockholders is or are acting as a fiduciary or fiduciaries). The Certificates deposited with the Custodian and this Power of Attorney and Custody Agreement and the Custodian's authority hereunder, are subject to such interest, and this Power of Attorney and Custody Agreement and the Custodian's authority hereunder are similarly irrevocable by the undersigned or any Selling Stockholder and shall not be subject to termination in any such event. Notwithstanding the death or incapacity of any Selling Stockholder, the dissolution or liquidation of any Selling Stockholder or any such other event or events, the Custodian is nevertheless authorized and directed to deal with the Certificates deposited hereunder in accordance with the terms and conditions hereof, as if such death, incapacity, dissolution, liquidation or other event or events had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event or events.

         6. Until the purchase price for the shares of Common Stock sold by each of the Selling Stockholders pursuant to the Purchase Agreement has been paid to the Custodian by or for the account of the Underwriters, such Selling Stockholder shall remain the owner of such shares as are outstanding and shall have the right to vote such shares and all other outstanding shares (if any) represented by the Certificates deposited with the Custodian and to receive all dividends and distributions thereon.

         III. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLING STOCKHOLDER.

         The undersigned Selling Stockholder hereby represents, warrants to and agrees with the Attorneys-in-Fact, the Company and the Underwriters that:

         1. The undersigned now has and on the Closing Date (as defined in the Purchase Agreement), and on any later date on which Option Shares (as defined in the Purchase Agreement) are purchased, will have valid, marketable title to the Underwritten Shares free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to the Purchase Agreement; the undersigned has full right, power and authority to sell, assign, transfer and deliver the Underwritten Shares pursuant to the Purchase Agreement; and upon delivery of such Underwritten Shares and payment of the purchase price as therein contemplated, each of the Underwriters will obtain valid, marketable title to the Underwritten Shares purchased by it free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of the undersigned;

         2. The undersigned has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representatives, a Power of Attorney and Custody Agreement appointing ________________ and ________________ as Attorneys-in-Fact and the Company as the Custodian; the Power of Attorney and Custody Agreement constitutes a valid and binding agreement of the undersigned, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of the undersigned's Attorneys-in-Fact, acting alone, is authorized to execute and deliver the Purchase Agreement and certificate referred to thereunder on behalf of the undersigned, to determine, subject to Article I, Section 1(e) hereof, the purchase price to be paid by the several Underwriters to the undersigned as provided in Section 3 of the Purchase Agreement, to authorize the delivery of the Underwritten Shares under the Purchase Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Underwritten Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of the undersigned in connection with the Purchase Agreement. Certificates in negotiable form for all Underwritten Shares, together with a stock power or powers duly endorsed in blank by the undersigned, have been placed in custody with the Custodian for the purpose of effecting delivery pursuant to the Purchase Agreement;

         3. All authorizations, approvals, consents and orders necessary for the execution and delivery by the undersigned of the Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of the undersigned of the Purchase Agreement and the sale and delivery of the Underwritten Shares under the Purchase Agreement (other than, at the time of the execution hereof if the Registration Statement has not yet been declared effective by the Commission, the issuance of the order of the Commission declaring the Registration Statement effective and such
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                                       -7-


authorizations, approvals or consents as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; the undersigned, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and the undersigned has full right, power and authority to enter into and perform its obligations under the Purchase Agreement and the Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Underwritten Shares pursuant to the Purchase Agreement;

         4. The Purchase Agreement when executed by either Attorney-in-Fact on behalf of the undersigned will be duly authorized by the undersigned if the undersigned is not a natural person and will have been duly executed and delivered by or on behalf of the undersigned and is a valid and binding agreement of the undersigned, enforceable in accordance with its terms, except as the indemnification and contribution provisions thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of the Purchase Agreement and the consummation of the transactions therein contemplated will not result in a breach of or default under any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the undersigned is a party or by which the undersigned or any Underwritten Shares may be bound or, to the best of the undersigned's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body or, if the undersigned is other than a natural person, result in any violation of any provisions of the charter, by-laws or other organizational documents of the undersigned;

         5. The undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Shares;

         6. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Underwritten Shares, other than a preliminary prospectus or a final prospectus;

         7. All information furnished by the undersigned relating to the undersigned and the Underwritten Shares that is contained in the representations and warranties of the undersigned in this Power of Attorney and Custody Agreement or set forth in the Registration Statement and the Prospectus (as defined in the Purchase Agreement) is and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date, and on any later date on which Option Shares are to be purchased, was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading;

         8. The undersigned will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to the Purchase Agreement on or prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, and will advise one of its Attorneys-in-Fact and Piper Jaffray Inc. prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, if any statement to be made on behalf of such Selling Stockholder in any certificate contemplated by the Purchase Agreement would be inaccurate if made as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be;

         9. The undersigned is not aware (without having conducted any investigation or inquiry) that any of the representations and warranties of the Company set forth in Section 2(a) of the Purchase Agreement is untrue or inaccurate in any material respect;

         10. The undersigned does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the shares of Common Stock that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to the Purchase Agreement; and the undersigned does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus;

         11. The undersigned will pay or cause to be paid, in addition to the underwriting commission or discount (i) all costs and expenses incident to the performance of the undersigned's obligations pursuant to the Purchase Agreement that are not otherwise specifically provided for in this section, including: (x) any fees and expenses of counsel for the undersigned who is not also counsel to the Company; and (y) all expenses and taxes incident to the sale and delivery of the shares by the undersigned to the Underwriters pursuant to the Purchase Agreement; and (ii) any fees, disbursements, and expenses described in Section 4 of the Purchase Agreement that result from the inclusion of the shares held by the Selling Stockholder in the shares being registered and sold to the Underwriters pursuant to the Purchase Agreement, which fees, disbursements and expenses are determined by resolution of the Board of Directors of the Company to be attributable solely to that Selling Stockholder alone and not to constitute a normal cost or expense of the registration and sale of all shares. The undersigned authorizes the Custodian to withhold and pay from the proceeds from the sale of Underwritten Shares for the account of the undersigned, upon instruction from the Attorneys-in-Fact, all of the foregoing expenses, disbursements and fees;

         12. The undersigned has carefully reviewed the Purchase Agreement including the proposed form of representations, warranties, statements and agreements to be made by the undersigned as a Selling Stockholder pursuant thereto, and including, without limitation, those contained in Section 2(b) of the Purchase Agreement and the indemnity and contribution agreements contained in Sections 6 of the Purchase Agreement, and does hereby represent, warrant and agree that: (i) such representations, warranties, statements and agreements insofar as they relate to the undersigned are true and correct as of the date hereof and will be true and correct at all times through the Closing Date and any later date on which Option Shares are to be purchased under the Purchase Agreement; and (ii) such agreements, insofar as they relate to the undersigned, have been complied with as of the date hereof and will be complied with on and after the Closing Date and any later date on which Option Shares are to be purchased;

         13. Upon request of the Attorneys-in-Fact, Epstein, Becker & Green, P.C. or the Representatives or their counsel, the undersigned, if a partnership, corporation, limited liability company, custodian, trustee and/or guardian, will supply the Attorneys-in-Fact with all documentation demonstrating authority of the undersigned to enter into and be bound by this Power of Attorney and Custody Agreement (e.g., appropriate corporate resolutions, by-laws and charter documents; partnership agreements; articles of organization; operating agreements; trust agreements; etc.);

         14. Upon request of the Attorneys-in-Fact, Epstein, Becker & Green, P.C., or the Representatives or their counsel, the undersigned will supply the Underwriters with an opinion of counsel for the undersigned to the effect set forth in Section 5(d) of the Purchase Agreement; and

         15. The information regarding the Selling Stockholder set forth in
Schedule I to this Power of Attorney and Custody Agreement is true and correct as of the date hereof and shall be true and correct at all times through the Closing Date (taking into account any sale of shares to the Underwriters pursuant to the Purchase Agreement prior to such Closing Date) and through any later date on which Option Shares are to be purchased;

         16. The representations, warranties and agreements of the undersigned in this Power of Attorney and Custody Agreement and those of the undersigned contained in the Purchase Agreement, are made for the benefit of, and may be relied upon by, the other Selling Stockholders, the Attorneys-in-Fact, the Company and its counsel, the Underwriters and their Representatives, agents and counsel and the Custodian.

         17. The Undersigned will furnish to the Representatives a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof), in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983, prior to the Closing Date.

         IV. GENERAL

         1. The Attorneys-in-Fact and the Custodian shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Power of Attorney and Custody Agreement, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained; provided, however, that any statement or notice to the Attorneys-in-Fact and the Custodian with respect to the Closing Date under the Purchase Agreement or with respect to the noneffectiveness or termination of the Purchase Agreement, or advice that the Purchase Agreement has not been executed and delivered, shall have been confirmed in writing to the Attorneys-in-Fact and the Custodian by the Representatives.

         2. It is understood that the Attorneys-in-Fact and the Custodian assume no responsibility or liability to any person other than to deal with the Certificates deposited with the Custodian and the proceeds from the sale of securities represented thereby in accordance with the provisions hereof. The Attorneys-in-Fact and the Custodian, in their capacities as the Attorneys-in-

Fact and Custodian make no representations with respect to and shall have no responsibility for the Registration Statement or the Prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, and the Attorneys-in-Fact and the Custodian shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for his or its own gross negligence or bad faith. Each of the Selling Stockholders agrees to indemnify the Attorneys-in-Fact and the Custodian for and to hold the Attorneys-in-Fact and the Custodian harmless against any loss, liability or expense incurred on his or its part arising out of or in connection with his or its acting as Attorneys-in-Fact or Custodian under this Power of Attorney and Custody Agreement, as well as the cost and expenses of defending against any claim of liability in the premises, and not due to the gross negligence or bad faith of such Attorneys-in-Fact and Custodian, as the case may be. The undersigned agrees that the Attorneys-in-Fact and Custodian may consult with counsel of his or its choice (who may be counsel for the Company) and the Attorneys-in-Fact and Custodian shall have full and complete authorization and protection for any action taken or suffered by him or it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorneys-in-Fact may, without breaching any express or implied obligation to the undersigned hereunder, release, amend or modify any other Power of Attorney and Custody Agreement granted by any other Selling Stockholder; provided that such release, amendment or modification would not have an adverse effect on the undersigned.

         3. In case any provision of this Power of Attorney and Custody Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         4. This Power of Attorney and Custody Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto. This Power of Attorney and Custody Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

         5. Notices, if any, under this Power of Attorney and Custody Agreement shall be addressed to the Selling Stockholder at its address set forth in the share records of the Company, unless the Selling Stockholder shall in writing request a different address. Notices to the Custodian or the Attorneys-in-Fact may be addressed to the first address written above.

         6. This Power of Attorney and Custody Agreement shall be binding upon the Selling Stockholder and his, her or its personal representative, successors and assigns, as the case may be.

         7. It is understood that the Attorneys-in-Fact and Custodian shall serve entirely without compensation.

         8. This Power of Attorney and Custody Agreement shall be governed by the laws of the State of Delaware.


                      [Signature page follows immediately]

         The undersigned hereby executes the foregoing Power of Attorney and Custody Agreement.

Dated:_____________________, 1997


                                    Very truly yours,

                                    ___________________________________________*


                                    ___________________________________________*
                                    Signature(s) of Selling Stockholder(s)


                                    ___________________________________________*


                                    ___________________________________________*
Signature(s) guaranteed:**          Name(s) and titles(s) if applicable of
                                      Selling Stockholders
______________________________        (Please print)


______________________________      ___________________________________________*
                                    Number of Shares you propose to sell


* To be signed in exactly the same manner as the certificate(s) are registered.

** The signature(s) must be guaranteed by an eligible guarantor under a medallion signature guarantee program (including a national bank or trust company or a member firm of the New York, American, Boston, Midwest, Pacific or Philadelphia stock exchange).

                             ACCEPTANCE BY CUSTODIAN



         Novoste Corporation, named as Custodian in the foregoing Power of Attorney and Custody Agreement, hereby acknowledges receipt of the stock certificates and/or stock option and/or warrant agreements in the form hereinabove described and agrees to act in accordance with this Power of Attorney and Custody Agreement.


                                    NOVOSTE CORPORATION


                                    By:_________________________________________
                                       Name:
                                       Title:
Dated:______________, 1997

                                    EXHIBIT A


                               Purchase Agreement

SCHEDULE I


NAME                                  NUMBER OF FIRM SHARES    NUMBER OF OPTION
                                           TO BE SOLD          SHARES TO BE SOLD
Thomas D. Weldon                             100,000                -- 0 --
Charles E. Larson                            100,000                -- 0 --
Advanced Technology Ventures IV, L.P.        100,000                100,000
Noro-Mosely Partners III, L.P.               100,000                30,000